UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On November 12, 2009, the registrant, Solo Cup Company (the “Company”), issued a press release announcing summary financial results for the thirteen weeks ended September 27, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Non-GAAP financial measure (EBITDA) contained in the table set forth on Schedule A to the press release is not a measure of financial performance calculated in accordance with GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA, defined as net income (loss) before interest, taxes, depreciation and amortization, should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP, or as an alternative measure of liquidity. This non-GAAP measure is used to provide additional information regarding the Company’s current financial and operating performance by excluding certain items that may not be indicative of the Company’s core operating results. Management believes that EBITDA provides useful information to the Company and its investors, and is frequently utilized by security analysts, lenders and other interested parties to evaluate companies in our industry. In addition, because the Company has historically provided EBITDA measures to investors and other interested parties as required under certain of our previous financing arrangements, management believes that including EBITDA provides consistency in the Company’s financial reporting and is a useful supplemental measure in comparing the Company’s general operating performance from period to period.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Solo Cup Company dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/S/ ROBERT D. KONEY, JR.
Robert D. Koney, Jr.
Chief Financial Officer

Date: November 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Solo Cup Company dated November 12, 2009.

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